EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Tom Locke, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Annual Report on Form 10-K of On4 Communications, Inc. for the year ended October 31, 2011 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of On4 Communications, Inc.

Dated: February 2, 2011

/s/ Tom Locke
Tom Locke
Chief Financial Officer, Secretary, Treasurer, and
Director
(Principal Financial Officer and Principal Accounting
Officer)
On4 Communications, Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to On4 Communications, Inc. and will be retained by On4 Communications, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.